Exhibit 10.6.2

AMENDMENT TO LIMITED LIABILITY COMPANY AGREEMENT

This Amendment to the LLC Agreement (as defined below) is effective as of December 11, 2020 (this “Amendment”).

WHEREAS, Racing Pro League, LLC, a Delaware limited liability company (the “Company”), 704Games Company, a Delaware corporation (“704GAMES”), and RTA Promotions, LLC, a Delaware limited liability company (“RTA”), entered into that certain Limited Liability Company Agreement of Racing Pro League, LLC effective as of March 1, 2019 (the “LLC Agreement”). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the LLC Agreement.

WHEREAS, Section 16.3 allows the LLC Agreement to be amended with the written agreement of all members of the Company.

WHEREAS, 704GAMES and RTA, being all of the members of the Company, desire to amend the LLC Agreement as set forth herein.

NOW THEREFORE, in consideration of the mutual covenants contained herein, 704GAMES and RTA hereby agree that the LLC Agreement shall be amended as follows:

1.	Recitals. All of the recitals contained herein are true and correct and are incorporated herein by this reference.

2.	Amendment.

Section 12.2(c) of the LLC Agreement is hereby amended by adding a new sentence in the end of such Section 12.2(c) as follows: “Notwithstanding anything to the contrary set forth herein or any other document, 704Games and/or its direct and indirect parent entities shall have the right to disclose this Agreement, any amendments or modifications thereto, and their respective terms and conditions as required by the applicable securities laws, rules and regulations.”

The definition of “Change of Control” in Article XVII of the LLC Agreement is hereby amended to add the following sentence in the end of such definition: “Notwithstanding anything to the contrary contained herein, an initial public offering of securities of Motorsport Gaming US LLC, a parent of 704Games Company, and any subsequent issuances of securities by Motorsport Gaming US LLC shall not be deemed a Change of Control regardless of any direct or indirect change in beneficial ownership of a majority of the total voting power of then-outstanding equity in Motorsport Gaming US LLC.”

3.	Limited Effect. Except as expressly amended and modified by this Amendment, the LLC Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms.

4.	Governing Law. This Amendment and the rights and obligations of the parties hereto shall be construed in accordance with and governed by the internal laws of the State of Delaware without regard to principles of conflicts of law.

5.	Counterparts. This Amendment may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment in Portable Document Format (PDF) or by facsimile transmission shall be as effective as delivery of a manually executed original counterpart of this Amendment.

[Signatures are on following page.]

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IN WITNESS WHEREOF, the parties to this Amendment have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the date first set forth above.

RACING PRO LEAGUE, LLC		RTA Promotions, LLC

By:	704Games Company, its Managing Member	By:	/s/ Jonathan S. Marshall
By:	/s/ Dmitry Kozko	Print name:	Jonathan S. Marshall
Print name:	Dmitry Kozko	Title:	Executive Director
Title:	CEO

704Games Company

By:	/s/ Dmitry Kozko
Print name:	Dmitry Kozko
Title:	Director

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